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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  May 11, 2007
                                 --------------
                                 Date of Report


                               Kodiak Energy, Inc.
                             -----------------------
                     (Formerly Island Critical Care, Corp.)

          Delaware                  333-82434                 650967706
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      (State or other         (Commission File No.)     (IRS Employer I.D. No.)
       Jurisdiction)

                         734 7th Avenue S.W., Suite 460
                         Calgary, Alberta T2P 3P8 Canada
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                    (Address of Principal Executive Offices)

                                 (403) 262-8044
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              (Registrant's Telephone Number, including area code)


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Item 1.01 Entry into a Material Definitive Agreement

         On May 10, 2007, pursuant to subscription agreements, we closed a private placement with eight accredited investors for an aggregate of 2,447,900 units at a price of US$1.25 per unit, for gross proceeds of US$3,059,875. The company has paid and/or accrued US$280,000 in fees. The units consisted of one common share and one warrant. Each warrant entitles the holder to one common share upon conversion. The common shares were issued pursuant to Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "1933 Act").

         The warrants have an exercise price of $1.50 for a period of two years from the closing date.


Item 3.02 Unregistered Sales of Equity Securities

         See Item 1.01 above.



Item 9.01 Financial Statements and Exhibits

    (a) Financial statements of business acquired.

         Not applicable.

    (b) Pro forma financial information.

         Not applicable.

    (c) Exhibits.

Exhibit
Number                               Description
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4.1        Form of Subscription Agreement for private placement of shares
           (previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Commission on December 20, 2006, and incorporated herein by reference).








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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Kodiak Energy, Inc



DATED:   May 11, 2007                       /s/ Mark Hlady
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                                                Mark Hlady
                                                CEO, and Director























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